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                                                                   Exhibit 10.15

                             STUDENT ADVANTAGE, INC.

                           Promissory Note (Equipment)
                           --------------------------

$250,000                                                   Boston, Massachusetts
                                                           March 31, 1999

          FOR VALUE RECEIVED, Student Advantage, Inc., a Delaware corporation (the "Company"), hereby promises to pay to USTRUST (the "Bank"), or order, at its head office at 30 Court Street, Boston, Massachusetts 02108, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000), or such lesser amount as shall equal the principal amount outstanding hereunder from time to time, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, at a rate per annum which shall at all times equal the Base Lending Rate, unless the Company has elected the Applicable Treasury Yield Rate in accordance with the provisions of
Section 1.4.1(a) of the Loan Agreement dated as of the date hereof between the Company and the Bank (the "Loan Agreement"), in which case the effective rate of interest on said principal balance shall be a per annum rate equal to the Applicable Treasury Yield Rate. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year.

          The principal of and interest in arrears (at either the Base Lending Rate or Applicable Treasury Yield Rate, as the case may be) on each advance hereunder shall be payable in monthly installments on the last day of each month commencing on the last day of the month following the month in which any such advance shall have been made hereunder, in amounts based upon a level payment, self-amortizing direct reduction loan with a three year amortization schedule. In any event, the principal of and interest on each advance shall be paid on or before the third anniversary of such advance; and any portion of any advance hereunder which has been so paid may not be reborrowed hereunder.

          This Note is the note described in the Loan Agreement between the Company and the Bank, and the holder hereof is entitled to the benefits of the Loan Agreement and the collateral securing the payment and performance of the obligations of the Company described in or contemplated by the Loan Agreement. Neither this reference to such Loan Agreement nor any provision of such Loan Agreement shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of and interest on this Note as provided herein.

          This Note is subject to voluntary prepayment in whole or in part at any time without premium or penalty, and to acceleration on default at the times and in the manner specified in the Loan Agreement.

          If the Company shall fail to make any payment of principal of or interest on this Note when due, whether at maturity or at a date fixed for the payment of any installment or


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prepayment hereof or by declaration, acceleration, on demand or otherwise, interest on such unpaid amount shall thereafter by payable on demand at a rate per annum equal to four percent (4%) above the rate otherwise applicable hereunder.

          If payment of principal or interest hereunder is not made within 10 days of its due date, the Company also will pay on demand a late payment charge equal to two and one-half percent (2-1/2%) of the amount of such payment.

          Subject to and in accordance with the provisions of the Loan Agreement, the Company hereby authorizes the Bank to charge any account or accounts maintained by the Company at the Bank for any payment due hereunder or under the Loan Agreement.

          The Company and each endorser and guarantor of this Note hereby waive presentment, demand, notice of dishonor, protest, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

          THE COMPANY (AND EACH GUARANTOR, ENDORSER AND SURETY) HEREBY WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG OR BETWEEN THE COMPANY OR ANY OTHER PERSON AND THE BANK (AND THE BANK LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

          This Note is delivered to the Bank at its principal office in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein), and shall take effect as a sealed instrument.

Witness:                                     STUDENT ADVANTAGE, INC.


/s/ Karen Pitzi                            By:    /s/ Christopher B. Andrews
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                                                  V.P. Finance & Administration